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Exhibit 99.2

HALCÓN RESOURCES CORPORATION

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
up to $200,000,000 aggregate principal amount of 6.75% Senior Notes due 2025 that have been registered under the Securities Act
for
a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 that have not been registered under the Securities Act

Pursuant to the Prospectus, dated                , 2018

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Halcón's 6.75% Senior Notes due 2025 (the "Original Notes") are not immediately available, (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Bank National Association (the "Exchange Agent") on or prior to the Expiration Date (defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by email transmission, to the Exchange Agent. See "The Exchange Offer—Exchange Offer Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or email thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2018, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

Delivery by Registered	Email Transmissions:	Overnight Delivery
or Certified Mail:	(Eligible Institutions Only)	or Regular Mail:
U.S. Bank National Association	cts.specfinance@usbank.com	U.S. Bank National Association
Global Corporate Trust Services	Attention: Specialized Finance	Global Corporate Trust Services
Attn: Specialized Finance		Attn: Specialized Finance
111 Fillmore Ave. East		111 Fillmore Ave. East
EP-MN-WS1P		EP-MN-WS1P
St. Paul, MN 55107	To Confirm by Telephone	St. Paul, MN 55107
or for Information Call: (800) 934-6802

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA EMAIL TO AN EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Halcón Resources Corporation ("Halcón"), upon the terms and subject to the conditions set forth in the Prospectus dated                , 2018 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Exchange Offer Procedures."

ORIGINAL NOTES

	Aggregate Principal Amount		Name(s) of Registered holder(s):

	Amount Tendered: $	*

Certificate No(s) (if available):

$

(TOTAL PRINCIPAL AMOUNT REPRESENTED BY NOTES CERTIFICATE(S))
If Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Date:

*
Must be in integral multiples of $1,000.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X		X

X		X

	Signatures(s) of Owner(s) or Authorized Signatory		Date

Area Code and Telephone Number:

        Must be signed by the holder(s) of the Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by Halcón, provide proper evidence satisfactory to Halcón of such person's authority to so act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

 GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or email thereof) and any other required documents within two trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code

        (Please Type or Print)

Area Code and Telephone Number:	Date:

NOTE:
DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2
ORIGINAL NOTES
PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)